EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2003-7 Trust
Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP:  80411E203 (Class A)/80411EAA2 (Class B)
Symbol:  DKQ

FOR IMMEDIATE RELEASE:
March 15, 2012

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), The May Department Stores Company Debenture-Backed Series 2003-7 (the “Trust”) (New York Stock Exchange Ticker Symbol “DKQ”), announced today that it has received a notice from Morgan Stanley & Co. LLC of its intent to exercise 100% of the outstanding Warrants representing the right to acquire a combined Unit Principal Balance of 25,000,000 Class A Units and the corresponding Notional Amount of the Class B Units for settlement on March 29, 2012 (the “Intended Settlement Date”).  Under the terms of the Warrants, delivery of a Call Notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrants has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date.  If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then Class A Unitholders will receive the par value plus accrued interest of each Class A Unit and Class B Unitholders will receive the applicable Class B Present Value Amount (adjusted for accrued interest on the Class B Units otherwise paid) plus accrued interest outstanding on each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.
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Contact:

Thais Hayum – Vice President
U.S. Bank - Corporate Trust Services
P: +1-312-332-7489
F: +1-312-332-7992
E: thais.hayum@usbank.com